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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                   June 21, 2001
                                                                   -------------



                                JagNotes.com Inc.
                                -----------------

               (Exact Name of Registrant as Specified in Charter)


     Nevada                       000-28761                    88-0380546
     ------                       ---------                    ----------
(State or Other               (Commission File               (IRS Employer
Jurisdiction of                    Number)                 Identification No.)
Incorporation)


226 West 26th Street, Studio D, New York, New York                10001
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code   (646) 205-8300
                                                     --------------




             ------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)


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Item 5.  Other Events.

On June 21, 2001, JagNotes.com Inc. (the "Company") entered into a letter of intent (the "Letter of Intent") to acquire (the "Proposed Acquisition") from Canadian Advantage Limited Partnership, Advantage Bermuda Fund Limited, VC Advantage L.P., VC Advantage (Bermuda Fund) Ltd. and Ashton Technology Group, Inc. (collectively referred to as the "Selling Stockholders") an aggregate of 84.88% of the outstanding capital stock of Financial Broadband Holdings, Inc., a Delaware corporation ("FBH"), in exchange for $23,524,613 in convertible debentures (the "Convertible Debentures") to be issued by the Company. The Convertible Debentures would mature on the fifth anniversary of their issuance and bear interest at the rate of 10% per annum, payable quarterly in common stock, par value $0.00001 per share, of the Company ("Company Common Stock") based on market price at the time of payment. The Convertible Debentures would also be convertible into Company Common Stock at a price of $3.50 per share, based upon an agreed upon conversion schedule spanning the five year term of the Convertible Debentures. In addition, the Selling Stockholders would receive warrants ("Warrants") for up to 13 shares of Company Common Stock for each share converted under the Convertible Debentures, based on an agreed upon schedule. The Warrants would be exercisable at $0.01 per share, as and when conversions are permitted under the Convertible Debentures.

The Proposed Acquisition is subject to various conditions being satisfied prior to closing, including the Company receiving an acceptable fairness opinion from an investment banking firm. In addition, because the existing directors of the Company hold a minority equity interest in FBH, a condition to closing will be the appointment by the Company of an outside disinterested director to approve the Proposed Acquisition. No definitive agreement has been reached with respect to the Proposed Acquisition and there can be no assurance that the Proposed Acquisition will be consummated.

The principal holding of FBH is JAGfn, an 8-hour live financial webcast program, which had been operated through the Company's majority-owned subsidiary, JAGfn Broadband LLC ("JAGfn LLC"), until its sale in February 2001. On February 1, 2001, the Company sold its 85% membership interest in JAGfn LLC to CALP II Limited Partnership, an affiliate of certain of the Selling Stockholders. The transaction documents relating to the sale of JAGfn LLC were previously filed by the Company with the Securities and Exchange Commission on February 2, 2001 as exhibits to the Company's Current Report on Form 8-K.

A copy of the Company's press release issued on June 21, 2001 announcing the Letter of Intent and a copy of the Letter of Intent are attached hereto as Exhibits 99.1 and 99.2, respectively.



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Item 7.  Financial Statements,  Pro Forma Financial Information and Exhibits.

99.1     Press Release issued by the Company on June 21, 2001.

99.2 Letter of Intent, dated June 21, 2001, by and among the Company, Canadian Advantage Limited Partnership, Advantage Bermuda Fund Limited, VC Advantage L.P., VC Advantage (Bermuda) Fund, Ltd. and Ashton Technology Group, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          JagNotes.com Inc.


Date: June  21, 2001                                 By:  /s/ Gary Valinoti
                                                          ---------------------
                                                          Name:  Gary Valinoti
                                                          Title: President & CEO


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                                INDEX TO EXHIBITS


Exhibit No.       Description                                               Page
-----------       -----------                                               ----

99.1     Press Release issued by the Company on June 21, 2001               6

99.2     Letter of Intent, dated June 21, 2001, by and among the Company,   8
         Canadian Advantage Limited Partnership, Advantage Bermuda Fund Limited, VC Advantage L.P., VC Advantage (Bermuda) Fund, Ltd.
         and Ashton Technology Group, Inc.